UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2018 (February 20, 2018)

ENVISION HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37955	62-1493316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1A Burton Hills Boulevard Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

(615) 665-1283

(Each registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long Term Incentive Program

On February 20, 2018, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Envision Healthcare Corporation (the “Company”) approved a long-term incentive program for 2018 (the “Long-Term Incentive Plan”) that will provide annual equity awards to the Company’s named executive officers under the Envision Healthcare Corporation, Inc. 2013 Omnibus Incentive Plan and the Envision Healthcare Corporation 2014 Equity and Incentive Plan.

A significant portion of each annual award under the Long-Term Incentive Plan, as it relates to the Company’s named executive officers, will consist of performance share units, on the terms described below, in order to further align the interests of the Company’s management with its stockholders. Of the annual awards granted to the Company’s named executive officers, 60% of the aggregate grant date value consists of performance share units and 40% of the aggregate grant date value consists of restricted share units. For 2018 awards, the total aggregate grant date value of an executive’s awards under the program, assuming achievement of targeted performance, equals a percentage of each executive’s annual base salary, with the applicable percentage determined by such executive’s responsibilities.

The following table provides additional information regarding the target award levels and allocation of these awards for the Company’s named executive officers:

Executive Officer	Target Award ($)	Award Mix
Christopher A. Holden, Chief Executive Officer and President	6,000,000
Kevin D. Eastridge, Executive Vice President and Chief Financial Officer	1,100,00	60% Performance Share Units and 40% Restricted Share Units
Craig A. Wilson, Senior Vice President, General Counsel and Secretary	700,000
Patrick B. Solomon, Senior Vice President and Chief Strategy Officer	600,000

Vesting of Performance Share Units

Under the 2018 Long-Term Incentive Plan, performance share units granted to the Company’s named executive officers and other key employees will cliff vest after a specified performance period based on (i) the Company’s total shareholder return compared to the companies included in the S&P Composite 1500 Health Care Index over the same period (the “TSR Goals”) and (ii) the Company’s Adjusted Earnings per Share performance on an absolute-basis (the “EPS Goals”), subject to the employee’s continued employment through the performance period. For the performance share units granted in 2018, this performance period will be a three-year period commencing on January 1, 2018 and ending on December 31, 2020. For the Company’s named executive officers, the vesting of performance share units will be 70% dependent on the Company’s achievement of the EPS Goals and 30% dependent on achievement of the TSR Goals during the performance period.

The number of shares that will ultimately vest based on achievement of the TSR Goals will be in the range of 0% to 150% of a target share number, with 25% of the target number vesting if the Company’s percentile rank is 25%, 100% of the target amount vesting if the Company’s percentage rank is 50%, 125% of the target amount vesting if the Company’s percentile rank is 75%, and 150% of the target amount vesting if the Company’s percentile rank is 75% or more. The number of shares that will ultimately vest based on achievement of the EPS Goals will be in the range of 50% to 150% of a target share number, based upon the Company’s actual Adjusted Earnings per Share results across four target levels of performance during the performance period.

Vesting of Restricted Share Units

Restricted share units granted to our named executive officers and other key employees under the Long-Term Incentive Plan will vest in equal installments over a three-year period based on the employee’s continued employment.

2018 Short-Term Incentive Plan

On February 20, 2018, the Committee also approved the Company’s short-term non-equity incentive plan for 2018 (the “Short-Term Incentive Plan”). Pursuant to the Short-Term Incentive Plan, employees of the Company, including the Company’s named executive officers, are eligible to receive cash incentive payments based upon the Company’s attainment of certain earnings targets and the achievement of key performance indicators specific to each executive’s area of responsibility, over the one-year performance period. For 2018, Short-Term Incentive Plan awards for Christopher A. Holden, the Company’s Chief Executive Officer and President, Kevin D. Eastridge, the Company’s Executive Vice President and Chief Financial Officer, Craig A. Wilson, the Company’s Senior Vice President, General Counsel and Secretary, and Patrick B. Solomon, the Company’s Senior Vice President and Chief Strategy Officer will be based 80% on achievement of the Company’s Adjusted EBITDA targets for 2018 and 20% on the achievement of key performance indicators specific to the executive’s area of responsibility.

The target and maximum Short-Term Incentive Plan awards that our named executive officers could receive, as a percentage of their base salaries, is set forth in the table below.

Executive Officer	Target Short-Term Incentive Award (as a % of Base Salary)	Maximum Short-Term Incentive Award (as a % of Base Salary)
Christopher A. Holden, Chief Executive Officer and President	150%	270%
Kevin D. Eastridge, Executive Vice President and Chief Financial Officer	100%	180%
Craig A. Wilson, Senior Vice President, General Counsel & Secretary	75%	180%
Patrick B. Solomon, Senior Vice President and Chief Strategy Officer	100%	180%

Randel G. Owen, currently the Company’s Executive Vice President and President-Ambulatory Services, did not receive an award for 2018 under the Long-Term Incentive Plan or Short-Term Incentive Plan, as he has agreed to serve as an executive officer of the Company’s medical transportation business, American Medical Response, Inc. (“AMR”), following its divestiture, which is expected to be completed during the first quarter of 2018. Mr. Owen’s compensation will be determined by the new ownership of AMR following the closing of the transaction.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On February 21, 2018, following the previously announced intention of the Board to adopt a proxy access bylaw, the Board amended and restated the Company’s By-Laws (the “Bylaws”) to implement proxy access. Under the amended Bylaws, a qualifying shareholder, or a group of up to 20 such shareholders, owning at least three percent of the Company’s outstanding stock continuously for at least three years, will be able to nominate, and include in the Company’s annual meeting proxy materials, qualifying director nominees which shall not exceed the greater of two directors or 20% of the Board (rounded down), provided that the shareholders and nominees satisfy the eligibility, procedural and other requirements specified in the Bylaws.

The amendments to the Bylaws were effective upon approval and also include other conforming changes in connection with the adoption of the proxy access provision, as well as certain other non-substantive changes. The foregoing description of the changes to the Bylaws above is qualified in its entirety by the Third Amended and Restated By-laws of the Company filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Third Amended and Restated By-laws of Envision Healthcare Corporation (as of February 21, 2018).

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Third Amended and Restated By-laws of Envision Healthcare Corporation (as of February 21, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Envision Healthcare Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION HEALTHCARE CORPORATION

February 26, 2018	By:	/s/ Kevin D. Eastridge
		Name:	Kevin D. Eastridge
		Title:	Executive Vice President and Chief Financial Officer